EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended June 30, 2021 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)

Forward-looking Statements:
This supplemental package of American Finance Trust, Inc. (the "Company") includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed February 25, 2021 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals. In addition, since the Company currently believes that these deferral amounts are collectable, they have been excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals. Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. In addition, legal fees and expense associated with COVID-19-related lease disputes involving certain tenants negatively impact our operating performance but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Key Metrics
As of and for the three months ended June 30, 2021

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$81,577
Net loss attributable to common stockholders	$(7,405)
Basic and diluted net loss per share attributable to common stockholders	$(0.07)
Cash NOI [1]	$65,448
Adjusted EBITDA [1]	$56,786
AFFO attributable to common stockholders [1]	$28,689
Dividends declared on common stock [2]	$23,054

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$4,363,645
Net debt [4] [5]	$1,677,654
Total consolidated debt [5]	$1,814,792
Total assets	$3,667,926
Liquidity [6]	$389,696

Common shares outstanding as of June 30, 2021	117,707

Net debt to gross asset value	38.4%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	7.4	x

Weighted-average interest rate cost [7]	3.7%
Weighted-average debt maturity (years) [8]	5.3
Interest Coverage Ratio [9]	3.1	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.7	$1.4	$4.1
Number of properties	906	33	939
Square footage (in millions)	12.7	7.2	19.9
Annualized straight-line rent (in millions) [10]	$201.8	$83.9	$285.7
Annualized straight-line rent per leased square foot	$16.0	$13.5	$15.2
Occupancy [11]	99.6%	86.6%	94.9%
Weighted-average remaining lease term (years) [12]	10.1	4.7	8.5
% investment grade [13]	60.9%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	31.2%	N/A
% of leases with rent escalators [15]	85.4%	56.2%	76.8%
Average annual rent escalator [15]	1.3%	1.1%	1.2%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of June 30, 2021.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes cash and cash equivalents of $137.1 million as of June 30, 2021, and $252.6 million available for future borrowings under the Company's credit facility.
[7] Weighted based on the outstanding principal balance of the debt as of June 30, 2021.
[8] Weighted based on the outstanding principal balance of the debt as of June 30, 2021 and does not reflect any changes to maturity dates subsequent to
June 30, 2021. The Company has the right to extend the maturity date to April 2023.
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended June 30, 2021.
Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of June 30, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
[11] Only includes leases which have commenced and were taken possession by the tenant as of June 30, 2021. On July 1, 2021 the Company’s lease with United Healthcare Services, Inc. ("United Healthcare") expired and was not renewed, representing 400,000 square feet and $5.3 million of annualized straight-line rent. Giving effect to this lease expiration, total portfolio occupancy would have been 92.9%.
[12] The weighted-average remaining lease term (years) is based on annualized straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2021. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 49.6% actual investment grade rated and 11.3% implied investment grade rated. Giving effect to the United Healthcare lease expiration on July 1, 2021, described in footnote 11 above, single-tenant portfolio tenants would have been 47% actual investment grade rated and 11% implied investment grade rated, top 20 tenants would have been 58% actual investment grade rated and 9% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 20.5% actual investment grade rated and 10.7% implied investment grade rated.
[15] Based on annualized straight-line rent as of June 30, 2021. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$735,242	$723,316
Buildings, fixtures and improvements	2,881,710	2,830,508
Acquired intangible lease assets	454,323	454,245
Total real estate investments, at cost	4,071,275	4,008,069
Less: accumulated depreciation and amortization	(695,719)	(639,367)
Total real estate investments, net	3,375,556	3,368,702
Cash and cash equivalents	137,138	102,860
Restricted cash	14,816	10,537
Deposits for real estate investments	2,983	137
Derivative assets, at fair vale	1,930	—
Deferred costs, net	17,487	16,663
Straight-line rent receivable	70,208	66,581
Operating lease right-of-use assets	18,299	18,546
Prepaid expenses and other assets (including $2,089 and $1,939 due from related parties as of June 30, 2021 and December 31, 2020, respectively)	28,070	23,941
Assets held for sale	1,439	—
Total assets	$3,667,926	$3,607,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,615,054	$1,490,798
Credit facility	155,742	280,857
Below market lease liabilities, net	80,971	78,674
Accounts payable and accrued expenses (including $1,252 and $273 due to related parties as of June 30, 2021 and December 31, 2020, respectively)	31,118	25,210
Operating lease liabilities	19,214	19,237
Derivative liabilities, at fair value	—	123
Deferred rent and other liabilities	10,025	9,794
Dividends payable	5,836	3,675
Total liabilities	1,917,960	1,908,368

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 and 8,796,000 shares authorized, 7,933,711 and 7,842,008 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 and 3,680,000 shares authorized, 4,594,498 and 3,535,700 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	46	35
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 117,706,586 and 108,837,209 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,177	1,088
Additional paid-in capital	2,829,490	2,723,678
Accumulated other comprehensive loss	1,930	(123)
Distributions in excess of accumulated earnings	(1,119,182)	(1,055,680)
Total stockholders' equity	1,713,540	1,669,077
Non-controlling interests	36,426	30,522
Total equity	1,749,966	1,699,599
Total liabilities and equity	$3,667,926	$3,607,967

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$81,577	$79,187	$77,237	$78,489

Operating expenses:
Asset management fees to related party	7,922	7,321	7,088	6,918
Property operating expense	13,329	13,439	13,247	14,226
Impairment of real estate investments	91	—	1,408	—
Acquisition, transaction and other costs [1]	136	42	241	1,507
Equity-based compensation [2]	5,283	4,347	3,343	3,235
General and administrative	3,540	6,449	4,179	3,312
Depreciation and amortization	32,428	32,319	32,730	34,951
Total operating expenses	62,729	63,917	62,236	64,149
Operating income (loss) before gain on sale of real estate investments	18,848	15,270	15,001	14,340
Gain on sale of real estate investments	11	286	—	2,178
Operating income	18,859	15,556	15,001	16,518
Other (expense) income:
Interest expense	(20,361)	(19,334)	(19,689)	(20,871)
Other income	20	24	20	871
Loss on non-designated derivative	—	—	(9)	—
Total other expense, net	(20,341)	(19,310)	(19,678)	(20,000)
Net loss	(1,482)	(3,754)	(4,677)	(3,482)
Net loss attributable to non-controlling interests	2	6	5	10
Allocation for preferred stock	(5,925)	(5,663)	(3,931)	(3,619)
Net loss attributable to common stockholders	$(7,405)	$(9,411)	$(8,603)	$(7,091)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.07)	$(0.09)	$(0.08)	$(0.07)
Weighted-average shares outstanding — Basic	110,898,056	108,436,571	108,436,329	108,429,315
Weighted-average shares outstanding — Diluted	110,898,056	108,436,571	108,436,329	108,429,315
——
[1] For the three months ended December 31, 2020 and September 30, 2020, includes litigation costs related to the Merger of $0.1 million and $0.2 million, respectively. Litigation costs related to the Merger incurred in the three months ended June 30, 2021 and March 31, 2021 were not significant.
[2] For the three months ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, includes equity-based compensation expense related to the Company's restricted common shares of $0.4 million, $1.4 million, $0.4 million and $0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net loss	$(1,482)	$(3,754)	$(4,677)	$(3,482)
Depreciation and amortization	32,428	32,319	32,730	34,951
Interest expense	20,361	19,334	19,689	20,871
EBITDA	51,307	47,899	47,742	52,340
Impairment of real estate investments	91	—	1,408	—
Acquisition, transaction and other costs [1]	136	42	241	1,507
Equity-based compensation [2]	5,283	4,347	3,343	3,235
Gain on sale of real estate investments	(11)	(286)	—	(2,178)
Other income	(20)	(24)	(20)	(871)
Loss on non-designated derivatives	—	—	9	—
Adjusted EBITDA	56,786	51,978	52,723	54,033
Asset management fees to related party	7,922	7,321	7,088	6,918
General and administrative	3,540	6,449	4,179	3,312
NOI	68,248	65,748	63,990	64,263
Amortization of market lease and other intangibles, net	(1,041)	(935)	(1,216)	(1,652)
Straight-line rent	(1,759)	(1,727)	(4,060)	(7,743)
Cash NOI	$65,448	$63,086	$58,714	$54,868

Cash Paid for Interest:
Interest expense	$20,361	$19,334	$19,689	$20,871
Amortization of deferred financing costs, net and change in accrued interest	(2,361)	(2,469)	(2,362)	(2,782)
Amortization of mortgage discounts and premiums on borrowings	323	321	456	521
Total cash paid for interest	$18,323	$17,186	$17,783	$18,610
——
[1] For the three months ended December 31, 2020 and September 30, 2020, includes litigation costs related to the Merger of  $0.1 million and $0.2 million, respectively. Litigation costs related to the Merger incurred in the three months ended June 30, 2021 and March 31, 2021 were not significant.
[2] For the three months ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, includes equity-based compensation expense related to the Company's restricted common shares of $0.4 million, $1.4 million, $0.4 million and $0.3 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(7,405)	$(9,411)	$(8,603)	$(7,091)
Impairment of real estate investments	91	—	1,408	—
Depreciation and amortization	32,428	32,319	32,730	34,951
Gain on sale of real estate investments	(11)	(286)	—	(2,178)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(50)	(51)	(54)	(51)
FFO attributable to common stockholders	25,053	22,571	25,481	25,631
Acquisition, transaction and other costs [1]	136	42	241	1,507
Legal fees and expenses — COVID-19 lease disputes [2]	109	69	11	16
Amortization of market lease and other intangibles, net	(1,041)	(935)	(1,216)	(1,652)
Straight-line rent	(1,759)	(1,727)	(4,060)	(7,743)
Straight-line rent (rent deferral agreements) [3]	(1,124)	(975)	358	2,209
Amortization of mortgage premiums on borrowings	(323)	(321)	(456)	(521)
Loss non-designated derivatives	—	—	9	—
Equity-based compensation [4]	5,283	4,347	3,343	3,235
Amortization of deferred financing costs, net and change in accrued interest	2,361	2,469	2,362	2,782
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(6)	(5)	—	1
AFFO attributable to common stockholders	$28,689	$25,535	$26,073	$25,465

Weighted-average common shares outstanding	110,898	108,437	108,436	108,429
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.07)	$(0.09)	$(0.08)	$(0.07)
FFO per common share	$0.23	$0.21	$0.23	$0.24
AFFO per common share	$0.26	$0.24	$0.24	$0.23
Dividends declared [5]	$23,054	$23,043	$—	$23,065
——
[1] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
[2] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[3] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheet but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
[4] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[5] Represents dividends declared to common stockholders. In August, 2020, the Company's board of directors approved a change to the Company's dividend policy from a monthly basis to a paying dividends on a quarterly basis in arrears on the 15th day of each month following a fiscal quarter. As a result, no dividend was declared in the fourth quarter of 2020. This change affected the frequency of dividend payments only and did not impact the annualized dividend rate on Class A common stock of $0.85.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Debt Overview
As of June 30, 2021
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2021 (remainder)	—	—	—%	$2,289
2022	—	—	—%	4,711
2023	—	—	—%	3,643
2024	1	2.7	5.0%	22,287
2025	370	4.0	3.7%	845,771
Thereafter	418	7.3	3.8%	780,349
Total Non-Recourse Debt	789	5.6	3.8%	1,659,050	91%

Recourse Debt [1]
Credit Facility [2]		1.8	2.8%	155,742
Total Recourse Debt		1.8	2.8%	155,742	9%

Total Debt		5.3	3.7%	$1,814,792	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of June 30, 2021, the Company’s total combined debt was 91.4% fixed rate and 8.6% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums and discounts.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Future Minimum Base Lease Rents Due to the Company
As of June 30, 2021
Amounts in thousands

Future Minimum Base Rent Payments [1]
2021 (remainder)	$135,529
2022	268,361
2023	254,982
2024	237,982
2025	219,597
2026	202,654
Thereafter	1,178,480
Total	$2,497,585
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Top Ten Tenants (by annualized straight-line rent)
As of June 30, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Sanofi US	Office	Pharmaceuticals	$17,143	6%	11.5	Yes
Truist Bank	Retail	Retail Banking	17,041	6%	8.1	Yes
Fresenius	Retail	Healthcare	14,525	5%	7.1	Yes
Mountain Express	Retail	Gas/Convenience	13,237	5%	17.2	No
AmeriCold	Distribution	Refrigerated Warehousing	12,720	4%	6.2	Yes
Tenants 6 - 10	Various	Various	38,129	13%	10.4	3 of 5 - Yes
Subtotal			112,795	39%	10.3

Remaining portfolio [4]			172,922	61%

Total Portfolio			$285,717	100%
——
[1] Calculated using the most recent available lease terms as of June 30, 2021.
[2] Based on straight-line rent as of June 30, 2021.
[3] The top ten tenants are 67.4% actual investment grade rated and 7.8% implied investment grade rated (see page 7 for definition of Investment Grade).
[4] Includes $5.3 million of annualized straight-line rent related to the lease with United Healthcare, which expired on July 1, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Diversification by Property Type
As of June 30, 2021
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$227,476	80%	13,685	69%
Distribution	31,740	11%	4,735	24%
Office [6]	26,501	9%	1,442	7%
Total	$285,717	100%	19,862	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$118,815	52%	4,072	32%
Traditional retail [4]	24,736	11%	2,404	19%
Multi-Tenant:
Experiential/e-commerce defensive [5]	42,073	19%	2,523	20%
Other traditional retail	41,852	18%	3,685	29%
Total	$227,476	100%	12,684	100%
——
[1] Calculated using the most recent available lease terms as of June 30, 2021.
[2] Represents total rentable square feet of retail properties occupied as of June 30, 2021.
[3] Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.
[4] Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement.
[5] Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.
[6] Includes $5.3 million of annualized straight-line rent and 400,000 square feet related to the lease with United Healthcare, which expired on July 1, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Diversification by Geography
As of June 30, 2021
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$14,483	5.1%	1,403	7.1%
Alaska	409	0.1%	9	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	2,387	0.8%	88	0.4%
California	228	0.1%	9	0.1%
Colorado	776	0.3%	52	0.3%
Connecticut	1,640	0.6%	84	0.4%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	4	0.1%
Florida	19,259	6.7%	1,199	6.0%
Georgia	28,655	10.0%	1,944	9.7%
Idaho	331	0.1%	14	0.1%
Illinois	10,514	3.7%	739	3.7%
Indiana	2,105	0.7%	91	0.5%
Iowa	2,662	0.9%	166	0.8%
Kansas	3,003	1.1%	264	1.3%
Kentucky	10,450	3.7%	664	3.3%
Louisiana	6,506	2.3%	344	1.7%
Maine	202	0.1%	12	0.1%
Maryland	1,069	0.4%	29	0.1%
Massachusetts	9,104	3.2%	976	4.9%
Michigan	8,993	3.1%	501	2.5%
Minnesota	10,429	3.7%	761	3.8%
Mississippi	5,815	2.0%	252	1.3%
Missouri	5,673	2.0%	486	2.4%
Montana	1,243	0.4%	45	0.2%
Nebraska	495	0.2%	12	0.1%
Nevada	6,782	2.4%	408	2.1%
New Hampshire	127	—%	6	0.1%
New Jersey	18,655	6.5%	817	4.2%
New Mexico	629	0.2%	47	0.2%
New York	2,351	0.8%	171	0.9%
North Carolina	18,104	6.3%	1,517	7.5%
North Dakota	1,222	0.4%	170	0.9%
Ohio	17,609	6.2%	1,024	5.2%
Oklahoma	10,126	3.5%	834	4.2%
Pennsylvania	8,806	3.1%	540	2.7%
Rhode Island	2,419	0.8%	149	0.7%
South Carolina	16,388	5.7%	1,602	8.0%
South Dakota	339	0.1%	47	0.1%
Tennessee	4,442	1.6%	313	1.6%
Texas	13,395	4.7%	839	4.1%
Utah	1,087	0.4%	41	0.2%
Virginia	3,862	1.4%	212	1.1%
West Virginia	3,054	1.1%	257	1.3%
Wisconsin [2]	7,807	2.7%	627	3.2%
Wyoming	1,318	0.5%	66	0.2%
Total	$285,717	100%	19,862	100%
[1] Calculated using the most recent available lease terms as of June 30, 2021.
[2] Includes $5.3 million of annualized straight-line rent and 400,000 square feet related to the lease with United Healthcare, which expired on July 1, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2021 (Unaudited)
Lease Expirations
As of June 30, 2021
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2021 (Remaining)	25	$9,884	3.5%	768	4.1%
2022	77	9,482	3.3%	911	4.8%
2023	114	17,094	6.0%	1,230	6.5%
2024	111	17,232	6.0%	1,299	6.9%
2025	126	22,447	7.9%	1,723	9.1%
2026	94	23,620	8.3%	1,869	9.9%
2027	111	35,779	12.5%	3,739	19.8%
2028	86	12,674	4.4%	964	5.1%
2029	138	23,416	8.2%	1,343	7.1%
2030	49	11,499	4.0%	865	4.6%
2031	52	12,527	4.4%	571	3.0%
2032	28	22,877	8.0%	1,092	5.8%
2033	37	4,717	1.7%	180	1.0%
2034	15	2,125	0.7%	126	0.7%
2035	12	3,735	1.3%	91	0.5%
2036	32	3,193	1.1%	196	1.0%
Thereafter (>2036)	359	53,416	18.7%	1,886	10.0%
Total	1,466	$285,717	100%	18,853	100%
——
[1] Calculated using the most recent available lease terms as of June 30, 2021.